Exhibit 10.16

Resolution
of the
Board of Directors
of
City National Corporation

WHEREAS, the Corporation has previously adopted the City National Corporation Amended and Restated 2002 Omnibus Plan (the “Plan”) and the Plan was approved by the shareholders of the Corporation on April 28, 2004;

WHEREAS, the Board has been advised that section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, prohibits the grant of discounted stock options;

WHEREAS, the purpose of the First Amendment to the Plan is to conform the Plan to the requirements of Section 409A of the Internal Revenue Code;

WHEREAS, the Board is authorized to amend the Plan pursuant to Section 6.6(a) thereof;

WHEREAS, the Compensation, Nominating & Governance Committee (the “Committee”) has recommended approval by the Board of the First Amendment to the Plan to eliminate any grant or award of equity compensation to Non-Employee Directors;

NOW, THEREFORE BE IT RESOLVED, pursuant to Section 6.6(a) of the Plan, the Plan is hereby amended, as provided in the attached Exhibit A, to eliminate the grant of equity compensation under the Plan to Non-Employee Directors.

RESOLVED FURTHER, Provisions of the Plan not specifically amended by these Resolutions shall remain in full force and effect.

RESOLVED FURTHER, All capitalized terms which are used herein shall have the same definitions which are contained in the Plan, unless otherwise defined herein.

EXHIBIT A

1.  Section 1.1, Purpose, of the Plan is amended by deleting “, and to motivate and reward Non-Employee Directors with grants of Director Stock Options”.

2.  Section 1.2, Definitions, of the Plan is amended by deleting subsections (n) and (aa) and replacing them with the following:

(n)     Reserved

(aa)   “Participant” shall mean an Eligible Employee who has been granted an Award under this Plan.

3. Section 1.4, Participation,  of the Plan is amended by deleting the final sentence of such section:

“Non-Employee Directors shall be eligible to receive Awards under this Plan only as specified in Section 2.8 .”

4.  Section 1.5(a), Shares Available for Awards, Number of Shares, of the Plan is amended by:

(a) deleting, in the first sentence, “and grants of Director Stock Options to Non-Employee Directors”.

5.  Section 1.5(d), Shares Available for Awards, Reissue of Awards, of the Plan is amended by deleting the last sentence of such subsection and replacing it with the following:

Only Shares which were originally awarded as Director Stock Options or Restricted Stock may be reissued as Restricted Stock.

6.  Section 2.8.,  Special Requirements for Director Stock Options, of the Plan is amended by deleting the section in its entirety and replacing it with the following:

Section 2.8.,  Reserved.